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                                                                     EXHIBIT 5.2

                                PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                  410-528-2030
                               FAX: 410-538-0480

                                 March 2, 1999

THE BOYDS COLLECTION, LTD.
350 South Street
McSherrystown, Pennsylvania 17344

Ladies and Gentlemen:

    We have acted as special Maryland counsel to The Boyds Collection, Ltd., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 9,250,000 shares of Common Stock, par value $0.0001 per share ("Common Stock"), to be issued and sold by the Company and 6,750,000 shares of Common Stock to be sold by certain selling stockholders (the "Selling Stockholders")(together with any other shares that may be sold pursuant to Rule 462(b) of the Act, the "Shares") pursuant to a Registration Statement on Form S-1, as amended by Pre-Effective Amendments No. 1, 2, and 3 filed with the Securities and Exchange Commission (the "Commission") (File No. 333-69535) (together with any related registration statement that may be filed pursuant to Rule 462(b), the "Registration Statement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

    In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

        (a) The Charter of the Company certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

        (b)  The By-Laws of the Company.

        (c)  The Registration Statement.

        (d) The minutes of proceedings of the Company relating (i) to its organization, (ii) to the authorization of the issuance of the Shares, and
    (iii) to the authorization of the Registration Statement and the transactions contemplated thereby.

        (e) A short-form Good Standing Certificate for the Company, dated a recent date, issued by the MSDAT.

        (f) A Certificate of Secretary of the Company, dated as of the date hereof, as to certain factual matters (the "Certificate").

        (g) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

    In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the
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THE BOYDS COLLECTION, LTD.
March 2, 1999
Page 2

originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

    Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

        (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

        (2) The issuance and the sale of the Shares by the Company have been duly authorized and, upon payment and delivery in as contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable. The Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid, and nonassessable.

    This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this opinion by Simpson Thacher & Bartlett in rendering their opinion to the Company in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                          Very truly yours,

                                          /s/ Piper & Marbury L.L.P.